EXHIBIT 10.13

                  REORGANIZATION AMENDMENT
                           TO THE
      INGERSOLL-RAND COMPANY SUPPLEMENTAL PENSION PLAN



       WHEREAS,   Ingersoll-Rand  Company,  a   New   Jersey
corporation, adopted the Ingersoll-Rand Company Supplemental
Pension   Plan   effective  as  of  June   30,   1995   (the
"Supplemental Pension Plan"); and

      WHEREAS, Ingersoll-Rand Company reserved the right  at
any  time  and  from time to time to amend the  Supplemental
Pension  Plan  in  accordance  with  Section  4.1   of   the
Supplemental Pension Plan; and

     WHEREAS, Ingersoll-Rand Company, acting on authority of its Board of Directors and shareholders desires to amend the Supplemental Pension Plan.

     NOW, THEREFORE, the Supplemental Pension Plan shall be amended in the following respects effective as of the date hereof or such other dates as noted below:

      1. Section 4.1(a) is hereby amended and restated in its entirety to read as follows:

     "4.1 (a) Amendment and Termination. This Supplemental Pension Plan may, at any time and from time to time, be amended or terminated, without consent of any Employee or beneficiary (i) by the Board of Directors of the Company or
(ii) in the case of amendments which do not materially modify the provisions hereof, the Committee, provided, however, that no such amendment or termination shall reduce any benefits accrued under the terms of this Supplemental Pension Plan prior to the date of termination or amendment. Subject to Section 4.1(c) below, notwithstanding the foregoing, in the event that the Board of Directors of Ingersoll-Rand Company (or any trustee of any trust established by the Company for purposes of satisfying its obligations hereunder) determines, or on and after the Effective Time is informed by the Board of Directors of the Company, that a `change of control' of the Company has occurred, any subsequent amendment modifying or terminating the Supplemental Pension Plan shall have no force or effect.

     (b)   Change of Control.  For purposes of this  Section
4.1, a `change of control' shall have the meaning designated: (i) in the Ingersoll-Rand Benefit Trust
Agreement, dated as of September 1, 1988, as amended, between the Company and The Bank of New York, as trustee, or
(ii) in such other trust agreement that restates or supersedes the agreement referred to in clause (i), in either case for purposes of satisfying certain obligations to executive employees of the Company.

     (c)   Notwithstanding the foregoing provisions of  this
Section  4.1  or  any  other provision of  the  Supplemental
Pension Plan to the contrary, none of the transactions contemplated by the Merger Agreement that are undertaken by
(i) Ingersoll-Rand Company or its affiliates prior to and as of the Effective Time, or (ii) Ingersoll-Rand Company Limited or its affiliates on or after the Effective Time, shall trigger, constitute or be deemed a `change of control'. On and after the Effective Time, solely for the purpose of determining whether a `change of control' has occurred, the term `Company' shall mean Ingersoll-Rand Company Limited.

     (d)   Change  of Control Definitions.  For purposes  of
Section 4.1 of this Supplemental Pension Plan the terms below shall have the following meaning:

           `Effective Time' shall mean the Effective Time as such term is defined in the Merger Agreement.

            `Merger Agreement' shall mean that certain Agreement and Plan of Merger among the Company, Ingersoll-Rand Company Limited and IR Merger Corporation, dated as of October 31, 2001, pursuant to which the Company will become an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited."

     2. Except as specifically set forth herein, all other terms of the Supplemental Pension Plan shall remain in full force and effect and are hereby ratified in all respects.

      IN WITNESS WHEREOF, Ingersoll-Rand Company has had its
duly  authorized  representative  sign  this  Amendment   on
December 31, 2001.

                         INGERSOLL-RAND COMPANY

                         By:  /S/
                              Ronald G. Heller
                              Vice President and Secretary